Exhibit 99.1

Investor Relations 817-931-3423 investor.relations@aa.com

FOR RELEASE: Tuesday, Jan. 28, 2014

AMERICAN AIRLINES GROUP REPORTS FOURTH QUARTER

AND FULL YEAR 2013 FINANCIAL RESULTS

FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) today reported fourth quarter and full year 2013 results.

•	As the result of the merger which closed on Dec. 9, 2013, US Airways Group became a subsidiary of AMR Corporation which changed its name to American Airlines Group Inc. (AAG)

•	Fourth quarter 2013 combined net profit was $436 million on a non-GAAP basis excluding net special charges. This represents a $478 million improvement versus the company’s combined fourth quarter 2012 non-GAAP net loss of $42 million excluding net special credits

•	2013 combined net profit was $1.9 billion on a non-GAAP basis excluding net special charges, a $1.5 billion improvement versus the company’s combined 2012 non-GAAP net profit of $407 million excluding net special charges

•	The company ended the year with $10.3 billion in total cash and investments. Since the merger, the company has used more than $300 million of cash to reduce its diluted shares outstanding by approximately 14 million

For the fourth quarter 2013, AAG reported a GAAP net loss of $2.0 billion, which includes $2.4 billion of net special charges. This compares to a net profit of $262 million, which includes $350 million of net special credits in the fourth quarter 2012. AAG’s GAAP financial results include the results for US Airways only for the period from the completion of the merger on Dec. 9, 2013 through Dec. 31, 2013.

For full year 2013, GAAP net loss was $1.8 billion, which includes $3.1 billion of net special charges. This compares to a full year 2012 net loss of $1.9 billion, which includes $1.7 billion of net special charges.

The company believes it is more meaningful to compare year-over-year results for American Airlines and US Airways on a combined basis, which is a non-GAAP formulation that combines the results for AMR Corporation and US Airways Group. Therefore, it includes the results of US Airways Group for the full period (not just the period since the merger closed). See the accompanying notes in the Financial Tables section of this press release for further explanation of this presentation, including a reconciliation of GAAP to non-GAAP financial information.

American Airlines Group Reports Fourth Quarter Results

Jan. 28, 2014

Fourth quarter 2013 combined net profit was $436 million on a non-GAAP basis excluding net special charges. This compares to a combined non-GAAP net loss of $42 million excluding net special credits for the same period in 2012. Based on a diluted share count of 742 million, fourth quarter 2013 diluted earnings per share was $0.59 on a non-GAAP basis.

For 2013, the company’s combined net profit was $1.9 billion on a non-GAAP basis excluding net special charges. This represents a $1.5 billion improvement over the company’s combined 2012 non-GAAP net profit of $407 million excluding net special charges.

“The early returns on our merger are very positive,” said Doug Parker, CEO of American Airlines Group Inc. “Our teams are working well together and our customers are already beginning to see the benefits of our combined network. We have much work ahead, but believe we are on our way to restoring American as the greatest airline in the world. These financial results are evidence of the strong foundation we have in place and we anticipate improving upon these results as we further integrate our operations in 2014.”

Merger Integration

Since closing the merger on Dec. 9, 2013, the company has made significant progress in integrating American Airlines and US Airways. Key accomplishments include:

•	Launched the first phase of codesharing which offers customers improved access to the company’s global network by allowing them to book select flights on both airlines’ networks

•	Provided reciprocal benefits for Club members and Elite members, including priority check-in, waiver of fees for checked bags, complimentary access to preferred seats, priority security, early boarding and priority baggage delivery

•	Allowed AAdvantage® and Dividend Miles members to earn and redeem miles when traveling across either airline’s network

•	Trained more than 85,000 customer-facing employees

Revenue and Cost Comparisons

On a combined basis, total revenues in the fourth quarter were $10.0 billion, up 8.7 percent versus the fourth quarter 2012 on a 3.4 percent increase in total available seat miles (ASMs). Fourth quarter combined consolidated passenger revenue per ASM (PRASM) was 13.64 cents, up 5.0 percent versus the fourth quarter 2012, driven by a 5.3 percent increase in yield.

American Airlines Group Reports Fourth Quarter Results

Jan. 28, 2014

Strong demand and high load factors led to 2013 total combined revenues of $40.4 billion, which were up 4.7 percent versus 2012. Full year combined consolidated PRASM was 13.67 cents, up 2.6 percent versus 2012.

Total combined operating expenses in the fourth quarter were $9.7 billion, up 7.0 percent over fourth quarter 2012. Combined fourth quarter mainline cost per available seat mile (CASM) was 14.17 cents, up 4.2 percent on a 3.6 percent increase in mainline ASMs versus fourth quarter 2012. Excluding special charges, fuel and profit sharing, mainline CASM was flat compared to the fourth quarter 2012, at 8.49 cents. Regional CASM excluding special charges and fuel was 15.73 cents, up 1.8 percent on a 1.6 percent increase in regional ASMs versus fourth quarter 2012.

For the full year 2013, total combined operating expenses were $37.8 billion, up 0.6 percent versus 2012. Excluding special charges, fuel and profit sharing, combined mainline CASM decreased 3.1 percent to 8.37 cents versus 2012. Regional CASM excluding special credits and fuel increased 1.1 percent to 15.38 cents versus 2012.

Liquidity and Financing Transactions

As of Dec. 31, 2013, American had $10.3 billion in total cash and investments, of which $1.0 billion was restricted. The company also has an undrawn revolving credit facility of $1.0 billion. Approximately $710 million of this unrestricted cash balance was held as Venezuelan bolivars, valued at the weighted average applicable exchange rate of 6.04 bolivars to the dollar. The period of time to exchange those funds into dollars and repatriate them has been increasing and is presently more than a year. On Jan. 24, 2014, the Venezuelan government announced that a newly-implemented system will determine the exchange rate (currently 11.36 to the dollar) for repatriation of income from future ticket sales, and introduced new procedures for approval of repatriation of local currency. American is working with Venezuelan authorities regarding the timing and exchange rate applicable to the repatriation of funds held in local currency.

During the fourth quarter, the company elected to pay approximately $300 million in tax withholdings for employees under the Plan of Reorganization in lieu of issuing shares of common stock, thereby reducing the number of shares issued under the Plan by approximately 13 million. On Jan. 9, 2014, the first distribution date, the company paid approximately $23 million in additional employee tax withholdings in lieu of issuing approximately 1 million shares of common stock. The company may make a similar election on future distribution dates as both a service to our team members and an indication of our confidence in the value of our common stock.

Additional balance sheet and liquidity detail will be included in the company’s Form 10-K to be filed in February.

American Airlines Group Reports Fourth Quarter Results

Jan. 28, 2014

During the fourth quarter, the company engaged in these additional financing transactions:

•	Completed the American Airlines offering of the Series 2013-2B EETC in aggregate face amount of $512 million and the Series 2013-2C EETC in aggregate face amount of $256 million

•	Amended the American Airlines term loan facility and the revolving credit facility to lower the applicable LIBOR margins to 3.0% for both offerings. As part of this amendment, the LIBOR floor with respect to the term loan facility was reduced from 1.0% to 0.75%

•	Utilized the floating rate debt market to refinance eight US Airways aircraft (six A321s and two A320s) at significantly reduced rates

•	Financed two US Airways spare engine deliveries with a floating rate debt facility originated in 2012 while negotiating an interest rate reduction for the entire facility

•	On Jan. 16, 2014 the company also amended the US Airways term loan facility, to lower the applicable LIBOR margin from 3.0% to 2.75% for Tranche B1. In addition, the LIBOR floor was reduced from 1.0% to 0.75% on both the Tranche B1 and Tranche B2 loans

“These financing activities demonstrate the confidence that the capital markets have in the new American Airlines and the confidence we have in our future,” said Derek Kerr, CFO of American Airlines Group Inc.

Special Charges

In the fourth quarter, the company recognized a combined total of $2.4 billion in net special charges, including:

•	$2.2 billion in net reorganization charges consisting primarily of a deemed claim to employees, professional fees and estimated allowed claim amounts

•	$497 million in operating expense net special charges primarily related to the pilot memorandum of understanding that became effective upon merger close, merger related costs and professional fees and a charge related to the pilot long-term disability obligation

•	$324 million in non-cash income tax benefits primarily related to gains recorded in Other Comprehensive Income, offset in part by a charge related to deferred tax liabilities on indefinite lived assets

•	$31 million in operating revenue net special credits related to a change in accounting method resulting from the modification of the company’s AAdvantage® miles agreement with Citibank

•	$21 million in non-operating net special charges primarily related to interest charges to recognize post-petition interest expense on unsecured obligations

American Airlines Group Reports Fourth Quarter Results

Jan. 28, 2014

Notable Accomplishments

Additional Integration Related

•	On Dec. 9, 2013, US Airways Group became a subsidiary of AMR Corporation which changed its name to American Airlines Group Inc. The company’s common stock began trading on the NASDAQ Global Select Market under the ticker “AAL”. Union presidents and more than 1,000 of the company’s employees joined American’s senior management team for the televised NASDAQ opening bell ceremony

•	Announced the new leadership team through the Managing Director level

•	Co-located our revenue management team to ensure the company is executing pricing and revenue management strategies as one organization

•	Took the unprecedented step of asking team members to vote to select the aircraft livery of the merged carrier. More than 60,000 team members participated

Fleet/Network

•	Continued to modernize its fleet with new, fuel-efficient aircraft. The company inducted thirteen Airbus A320 family aircraft, two A330-200 aircraft, five Boeing B737-800 and one Boeing B777-300 aircraft into its fleet

•	Signed agreements with Bombardier Inc. and Embraer S.A. to purchase 90 new 76-seat regional jets that will replace smaller, less efficient 50-seat regional aircraft scheduled for retirement

•	Began nonstop service between its largest hub at Dallas/Fort Worth and Bogota, Colombia and Roatan, Honduras and announced proposed new service between Dallas/Fort Worth and Hong Kong and Shanghai

•	Began nonstop service between its Miami hub and Curitiba and Porto Alegre, Brazil

•	Expanded the company’s international reach from its hub at Charlotte, N.C. with the announcement of new, seasonal summer service to Barcelona, Spain; Brussels, Belgium; Lisbon, Portugal and Manchester, England

•	Announced the company will begin service to Edinburgh, Scotland from its Philadelphia hub this summer

•	Held the grand opening of an expanded Terminal F in PHL, the exclusive home of US Airways Express. The airport project which was managed by the company, quadrupled the facilities central area to 37,000 square feet and added 20 new food, beverage and retail outlets for our customers

Community Relations

•	Received the highest possible ranking in the 2014 Corporate Equality Index (CEI) by the Human Rights Campaign (HRC). Since 2002, with the launch of the Corporate Equality Index, American was the only airline to achieve the CEI’s perfect score and one of only a handful of corporations to do so every year since 2002

American Airlines Group Reports Fourth Quarter Results

Jan. 28, 2014

•	Raised and contributed more than $19 million in 2013 for global nonprofit organizations. More specifically, employee and customer giving campaigns raised approximately:

•	$1.55 million in the annual United Way campaign

•	$605,000 in donation campaigns for breast cancer research at M.D. Anderson

•	$166,000 for American Cancer Society Making Strides Against Breast Cancer (MSABC) through the airline’s second annual BE PINK campaign. Funds were raised through uniform and merchandise sales, MSABC walks in 17 cities, onboard donations and a contribution from the airline

•	$153,000 through participating in national Susan G. Komen Race for the Cure events

•	Partnered with Snowball Express to bring 1,800 children and spouses of fallen military to Dallas/Fort Worth for an all-expenses paid weekend of fun. In total, American Airlines’ Miles for Kids in need program supported 174 children’s organizations worldwide and provided travel for critical surgeries to over 600 children and parents

•	Sky Ball XI, in partnership with the Air Power Foundation, raised more than $1.2 million funding programs that directly benefit veterans, members of our military, Wounded Warriors and their families. Additional employee and customer donation campaigns supporting the USO and Hero Miles raised more than $2.3 million

Conference Call / Webcast Details

The company will conduct a live audio webcast of its earnings call today at 10:30 a.m. ET, which will be available to the public on a listen-only basis at www.aa.com/investorrelations. An archive of the webcast will be available on the website through Feb. 28, 2014.

Investor Guidance

Investor guidance will be available at www.aa.com/investorrelations immediately following the 10:30 a.m. ET conference call. The company will provide guidance on a combined basis related to cost per available seat mile (CASM) excluding special items, fuel and profit sharing, fuel prices, other revenues and estimated interest expense/income on the Presentations/ Updates section of its Investor Relations web site. This update will also include information regarding capacity guidance, fleet plans and estimated capital spending for 2014.

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to 339 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. American’s AAdvantage and US Airways Dividend Miles programs allow members to earn and redeem miles for travel and everyday purchases as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. American is a founding member of the oneworld® alliance, whose members and members-elect serve 981 destinations with 14,244 daily flights to 151 countries. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines and follow US Airways on Twitter @USAirways and on Facebook.com/USAirways.

American Airlines Group Reports Fourth Quarter Results

Jan. 28, 2014

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving American Airlines Group Inc. (formerly named AMR Corporation) (the “Company”) and US Airways Group, Inc. (“US Airways”), including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of integrating operations and achieving anticipated synergies; the effects of divestitures pursuant to the settlement with the Department of Justice and certain states; the price of, market for and potential market price volatility of the Company’s common stock and preferred stock; the Company’s significant liquidity requirements and substantial levels of indebtedness; the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the Company’s ability to use NOLs and certain other tax attributes; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the filings of US Airways and the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law

American Airlines Group Inc. (Formerly AMR Corporation)

GAAP Results - Consolidated Statements of Operations

Reflects AAG Standalone Results for Periods Prior to Merger Close

Includes US Airways Group Results for Period from December 9, 2013 to December 31, 2013

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended December 31,		Percent	12 Months Ended December 31,		Percent
	2013	2012	Change	2013	2012	Change
	(A)	(B)		(A)	(B)
Operating revenues:
Mainline passenger	$5,463	$4,440	23.0	$20,218	$18,743	7.9
Regional passenger	933	706	32.2	3,131	2,914	7.4
Cargo	196	172	13.9	685	675	1.4
Other	775	619	25.4	2,709	2,523	7.4

Total operating revenues	7,367	5,937	24.1	26,743	24,855	7.6

Operating expenses:
Aircraft fuel and related taxes	2,075	1,913	8.5	7,839	7,705	1.7
Salaries, wages and benefits	1,530	1,383	10.6	5,460	6,217	(12.2)
Regional expenses:
Fuel	326	250	30.5	1,120	1,012	10.7
Other	667	509	30.9	2,206	2,016	9.4
Maintenance, materials and repairs	328	290	13.2	1,260	1,158	8.8
Other rent and landing fees	301	262	14.7	1,152	1,083	6.4
Aircraft rent	230	139	65.6	768	553	38.9
Selling expenses	301	230	30.7	1,158	1,058	9.4
Depreciation and amortization	237	196	21.5	853	845	0.9
Special items, net	461	58	nm	559	386	44.9
Other	796	700	13.9	2,969	2,674	11.0

Total operating expenses	7,252	5,930	22.3	25,344	24,707	2.6

Operating income	115	7	nm	1,399	148	nm

Nonoperating income (expense):
Interest income	6	6	3.2	20	26	(21.4)
Interest expense, net	(214)	(150)	43.0	(856)	(632)	35.2
Other, net	(11)	271	nm	(88)	221	nm

Total nonoperating income (expense), net	(219)	127	nm	(924)	(385)	nm

Income (loss) before reorganization items, net	(104)	134	nm	475	(237)	nm
Reorganization items, net	(2,220)	(441)	nm	(2,655)	(2,208)	20.2

Loss before income taxes	(2,324)	(307)	nm	(2,180)	(2,445)	(10.9)

Income tax benefit	(324)	(569)	(43.1)	(346)	(569)	(39.3)

Net income (loss)	$(2,000)	$262	nm	$(1,834)	$(1,876)	(2.3)

Earnings (loss) per common share (C):
Basic	$(8.66)	$3.94		$(17.03)	$(28.23)

Diluted	$(8.66)	$3.46		$(17.03)	$(28.23)

Weighted average shares outstanding (in thousands) (C):
Basic	231,062	66,478		107,645	66,478

Diluted	231,062	75,693		107,645	66,478

Note: Percent change may not recalculate due to rounding.

(A) American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013 (the “effective date”), US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Therefore, the results for the three months and twelve months ended December 31, 2013 include the results for US Airways Group for the period from December 9, 2013 to December 31, 2013. This impacts the comparability of AAG’s financial statements under GAAP for the 2013 and 2012 period. Refer to the AAG combined financial statements for an alternative, non-GAAP presentation.

(B) Certain prior period amounts have been reclassified between various financial statement line items to conform to the new AAG financial statement presentation. These reclassifications do not impact the historic net income. These reclassifications are comprised principally of the following items:

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating income (expense), net and operating expenses to conform the presentation of foreign currency gains and losses.

(C) Pursuant to the Company’s Fourth Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) and the related Merger Agreement, AAG became obligated to issue approximately 756 million shares of common stock (traded under the symbol: “AAL”) (including among other things, shares necessary to satisfy the conversion of all shares of AAG convertible preferred stock). The Company’s estimated fourth quarter diluted share count is approximately 742 million. Please see GAAP to Non-GAAP reconciliations. The decrease in diluted share count is primarily due to approximately 13 million shares withheld by the Company during the fourth quarter in satisfaction of employee tax obligations. The Company is not required to, but may withhold additional shares in satisfaction of tax liabilities for eligible employee groups in connection with future issuances contemplated by the Plan, principally at the remaining mandatory conversion dates (days 60, 90 and 120 following the effective date).

The Company’s GAAP weighted average diluted shares outstanding for the fourth quarter and year ended December 31, 2013 includes the weighted effect of shares outstanding for both the pre and post merger periods. The shares outstanding for the 69 day pre-merger period (October 1, 2013 through December 8, 2013) consist only of the AMR common stock formerly traded under the symbol: “AAMRQ”. In accordance with GAAP, these former AAMRQ shares have been adjusted for all periods presented to retrospectively reflect the two initial distributions made to date pursuant to the Company’s Plan, whereby holders of AAMRQ received on the effective date an initial distribution of approximately 0.0665 shares of AAL, and on January 9, 2013, an additional distribution of approximately 0.1319 shares of AAL, for a total of 0.1984 shares of new AAL for each share of AAMRQ previously owned. The shares outstanding for the 23 day post-merger period (December 9, 2013 through December 31, 2013) include the full amount of shares to be issued pursuant to the Plan over the 120 day distribution period adjusted for the approximate 13 million shares withheld by the Company in satisfaction of employee tax obligations.

Former AAMRQ holders as of the effective date may in the future receive additional distributions based on the trading price of AAL common stock during the remaining 120 day period after the effective date and the total amount of allowed claims, in accordance with the terms of the Plan. Accordingly, the Company’s common shares outstanding and related GAAP basic and diluted EPS reported herein for all periods presented may change in the future, including amounts to be reported in the Company’s 2013
Form 10-K, to reflect additional retrospective adjustments for future common stock distributions to former holders of AAMRQ.

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Consolidated Statements of Operations

Reflects AAG Standalone Results Excluding US Airways Group for All Periods Presented

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended December 31,		Percent	12 Months Ended December 31,		Percent
	2013	2012	Change	2013	2012	Change
	(A)	(B)		(A)	(B)
Operating revenues:
Mainline passenger	$4,838	$4,440	9.0	$19,594	$18,743	4.5
Regional passenger	730	706	3.4	2,927	2,914	0.5
Cargo	186	172	8.6	676	675	0.1
Other	682	619	10.2	2,615	2,523	3.6

Total operating revenues	6,436	5,937	8.4	25,812	24,855	3.8

Operating expenses:
Aircraft fuel and related taxes	1,864	1,913	(2.6)	7,628	7,705	(1.0)
Salaries, wages and benefits	1,345	1,383	(2.8)	5,276	6,217	(15.1)
Regional expenses:
Fuel	261	250	4.7	1,056	1,012	4.4
Other	516	509	1.3	2,056	2,016	2.0
Maintenance, materials and repairs	290	290	0.1	1,222	1,158	5.5
Other rent and landing fees	266	262	1.4	1,117	1,083	3.2
Aircraft rent	205	139	47.6	743	553	34.4
Selling expenses	271	230	17.6	1,128	1,058	6.5
Depreciation and amortization	215	196	10.2	830	845	(1.7)
Special items, net	184	58	nm	282	386	(26.9)
Other	727	700	3.7	2,898	2,674	8.4

Total operating expenses	6,144	5,930	3.6	24,236	24,707	(1.9)

Operating income	292	7	nm	1,576	148	nm

Nonoperating income (expense):
Interest income	6	6	1.5	20	26	(21.8)
Interest expense, net	(194)	(150)	29.9	(836)	(632)	32.1
Other, net	(13)	271	nm	(89)	221	nm

Total nonoperating income (expense), net	(201)	127	nm	(905)	(385)	nm

Income (loss) before reorganization items, net	91	134	(32.1)	671	(237)	nm
Reorganization items, net	(2,220)	(441)	nm	(2,655)	(2,208)	20.2

Loss before income taxes	(2,129)	(307)	nm	(1,984)	(2,445)	(18.9)

Income tax benefit	(324)	(569)	(43.1)	(346)	(569)	(39.3)

Net income (loss)	$(1,805)	$262	nm	$(1,638)	$(1,876)	(12.7)

Note: Percent change may not recalculate due to rounding.

(A) American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013, US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG”). Under GAAP, AAG does not include in its consolidated financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP for the 2013 and 2012 period. This table presents the AAG fourth quarter and full year 2013 and 2012 results of operations on a stand alone basis, which differs from GAAP solely because it excludes the results of US Airways Group for the period from December 9, 2013 to December 31, 2013. Management believes this presentation provides a more meaningful comparison of fourth quarter and full year results. Please see GAAP to non-GAAP reconciliations.

(B) Certain prior period amounts have been reclassified between various financial statement line items to conform to the new AAG financial statement presentation. These reclassifications do not impact the historic net income. These reclassifications are comprised principally of the following items:

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating income (expense), net and operating expenses to conform the presentation of foreign currency gains and losses.

US Airways Group, Inc.

Non-GAAP Combined Predecessor and Successor - Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended December 31, 2013	3 Months Ended December 31, 2012		12 Months Ended December 31, 2013	12 Months Ended December 31, 2012
	Successor + Predecessor	Predecessor	Percent Change	Successor + Predecessor	Predecessor	Percent Change
	(A)	(B)		(A)	(B)
Operating revenues:
Mainline passenger	$2,322	$2,080	11.6	$9,673	$8,941	8.2
Regional passenger	832	808	3.0	3,348	3,349	—
Cargo	41	41	0.3	154	154	(0.1)
Other	352	322	9.3	1,432	1,321	8.5

Total operating revenues	3,547	3,251	9.1	14,607	13,765	6.1

Operating expenses:
Aircraft fuel and related taxes	833	830	0.3	3,481	3,489	(0.2)
Salaries, wages and benefits	659	577	14.4	2,611	2,402	8.7
Regional expenses:
Fuel	256	268	(4.7)	1,052	1,098	(4.2)
Other	582	547	6.3	2,253	2,219	1.5
Maintenance, materials and repairs	161	177	(8.8)	705	717	(1.6)
Other rent and landing fees	143	127	13.3	582	519	12.2
Aircraft rent	136	159	(14.8)	593	643	(7.7)
Selling expenses	116	107	8.2	480	463	3.6
Depreciation and amortization	81	66	23.4	302	257	17.5
Special items, net	313	9	nm	415	34	nm
Other	271	261	4.0	1,130	1,074	5.2

Total operating expenses	3,551	3,128	13.5	13,604	12,915	5.3

Operating income (loss)	(4)	123	nm	1,003	850	17.9

Nonoperating income (expense):
Interest income	—	1	(23.7)	2	2	17.3
Interest expense, net	(85)	(87)	(1.0)	(348)	(343)	1.6
Other, net	(14)	(1)	nm	(26)	128	nm

Total nonoperating expense, net	(99)	(87)	13.8	(372)	(213)	74.4

Income (loss) before income taxes	(103)	36	nm	631	637	(1.0)

Income tax provision (benefit) (C)	52	(1)	nm	239	—	nm

Net income (loss)	$(155)	$37	nm	$392	$637	(38.5)

Note: Percent change may not recalculate due to rounding.

(A) On December 9, 2013, US Airways Group, Inc. (“US Airways Group”) became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG”). US Airways Group applied acquisition accounting as of December 9, 2013 and its statements of operations for the period from December 9 through December 31, 2013 reflect the related adjustments. As a result, in accordance with GAAP, US Airways Group’s consolidated financial statements after December 9, 2013 are deemed not comparable to its financial statements for any period prior to the merger. However, to provide a basis for comparison to prior year results, US Airways Group has combined the results for predecessor and successor 2013 periods. Management believes this presentation provides a more meaningful comparison of fourth quarter and full year results. Please see GAAP to non-GAAP reconciliations.

(B) Certain prior period amounts have been reclassified between various financial statement line items to conform to the new AAG financial statement presentation. These reclassifications do not impact the historic net income. These historic financial statements also do not reflect the impact of acquisition accounting, which US Airways Group will apply prospectively to its financial statements as of December 9, 2013. These reclassifications are comprised principally of the following items:

•	Reclassifications between other operating expenses and operating revenues to conform the presentation of frequent flyer revenues.

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation.

(C) In connection with the application of acquisition accounting in conjunction with the merger, US Airways Group returned to a net deferred tax asset position subject to a full valuation allowance which is consistent with American Airlines Group. The US Airways Group Non-GAAP Combined Predecessor and Successor Consolidated Statements of Operations are prepared assuming this net deferred tax asset is subject to a full valuation allowance for the post-merger period from December 9 through December 31, 2013, therefore US Airways Group did not recognize income tax expense for this post-merger period. Had the net deferred tax asset not been subject to a full valuation allowance, US Airways Group would have recorded $66 million of income tax benefit for this post-merger period.

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Combined Consolidated Statements of Operations

Reflects Combined Consolidated Results for AAG and US Airways Group, Inc.

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended December 31, 2013				3 Months Ended December 31, 2012
	American Airlines Group	US Airways Group	Combined		American Airlines Group	US Airways Group	Combined	Percent Change
	(A)	(B)	(A)		(C)	(C)	(A)	(D)
Operating revenues:
Mainline passenger	$4,838	$2,322	$7,160		$4,440	$2,080	$6,520	9.8
Regional passenger	730	832	1,562		706	808	1,514	3.2
Cargo	186	41	227		172	41	213	7.0
Other	682	352	1,034		619	322	941	9.9

Total operating revenues	6,436	3,547	9,983		5,937	3,251	9,188	8.7

Operating expenses:
Aircraft fuel and related taxes	1,864	833	2,697		1,913	830	2,743	(1.7)
Salaries, wages and benefits	1,345	659	2,004		1,383	577	1,960	2.3
Regional expenses:
Fuel	261	256	517		250	268	518	(0.2)
Other	516	582	1,098		509	547	1,056	3.9
Maintenance, materials and repairs	290	161	451		290	177	467	(3.2)
Other rent and landing fees	266	143	409		262	127	389	5.3
Aircraft rent	205	136	341		139	159	298	14.2
Selling expenses	271	116	387		230	107	337	14.6
Depreciation and amortization	215	81	296		196	66	262	13.5
Special items, net	184	313	497		58	9	67	nm
Other	727	271	998		700	261	961	3.8

Total operating expenses	6,144	3,551	9,695		5,930	3,128	9,058	7.0

Operating income (loss)	292	(4)	288		7	123	130	nm

Nonoperating income (expense):
Interest income	6	—	6		6	1	7	(0.5)
Interest expense, net	(194)	(85)	(279)		(150)	(87)	(237)	18.6
Other, net	(13)	(14)	(14	)(E)	271	(1)	270	nm

Total nonoperating income (expense), net	(201)	(99)	(287)		127	(87)	40	nm

Income (loss) before reorganization items, net	91	(103)	1		134	36	170	(99.8)
Reorganization items, net	(2,220)	—	(2,220)		(441)	—	(441)	nm

Income (loss) before income taxes	(2,129)	(103)	(2,219)		(307)	36	(271)	nm

Income tax provision (benefit)	(324)	52	(272)		(569)	(1)	(570)	(52.4)

Net income (loss)	$(1,805)	$(155)	$(1,947)		$262	$37	$299	nm

Note: Percent change may not recalculate due to rounding.

(A) American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013, US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Under GAAP, AAG does not include in its financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP for the fourth quarter of 2013 and 2012. This table presents the fourth quarter results on a “combined basis.” Combined basis means the Company combines the financial results of AAG on a stand alone basis excluding the results of US Airways Group for the period from December 9, 2013 to December 31, 2013, with the results of US Airways Group after combining successor and predecessor amounts. Management believes this presentation provides a more meaningful quarter over quarter comparison. Please see GAAP to non-GAAP reconciliations.

(B) US Airways Group applied acquisition accounting as of December 9, 2013 and its statements of operations for the period from December 9 through December 31, 2013 reflect the related adjustments. As a result, in accordance with GAAP, US Airways Group’s consolidated financial statements after December 9, 2013 are deemed not comparable to its financial statements for any period prior to the merger. However, to provide a basis for comparison to prior year results, US Airways Group has combined the results for predecessor and successor 2013 periods. Management believes this presentation provides a more meaningful quarter over quarter comparison.

(C) Certain prior period amounts have been reclassified between various financial statement line items to conform to the new AAG financial statement presentation. These reclassifications do not impact the historic net income.

For American Airlines Group, these reclassifications are comprised principally of the following items:

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating income (expense), net and operating expenses to conform the presentation of foreign currency gains and losses.

For US Airways Group, these historic financial statements do not reflect the impact of acquisition accounting, which US Airways Group will apply prospectively to its financial statements as of December 9, 2013, and the reclassifications are comprised principally of the following items:

•	Reclassifications between other operating expenses and operating revenues to conform the presentation of frequent flyer revenues.

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation.

(D) Percent change is a comparison of the combined results.

(E) Combined results exclude $13 million of US Airways Group nonoperating other, net expense which is eliminated in consolidation with AAG. This expense represents a non-cash mark to market fair value adjustment for US Airways Group’s 7.25% convertible senior notes that are convertible into shares of AAG common stock subsequent to the merger.

American Airlines Group Inc. (Formerly AMR Corporation)

Non-GAAP Combined Consolidated Statements of Operations

Reflects Combined Consolidated Results for AAG and US Airways Group, Inc.

(In millions, except share and per share amounts)

(Unaudited)

	12 Months Ended December 31, 2013				12 Months Ended December 31, 2012
	American Airlines Group	US Airways Group	Combined		American Airlines Group	US Airways Group	Combined	Percent Change
	(A)	(B)	(A)		(C)	(C)	(A)	(D)
Operating revenues:
Mainline passenger	$19,594	$9,673	$29,267		$18,743	$8,941	$27,684	5.7
Regional passenger	2,927	3,348	6,275		2,914	3,349	6,263	0.2
Cargo	676	154	830		675	154	829	—
Other	2,615	1,432	4,047		2,523	1,321	3,844	5.3

Total operating revenues	25,812	14,607	40,419		24,855	13,765	38,620	4.7

Operating expenses:
Aircraft fuel and related taxes	7,628	3,481	11,109		7,705	3,489	11,194	(0.8)
Salaries, wages and benefits	5,276	2,611	7,887		6,217	2,402	8,619	(8.5)
Regional expenses:
Fuel	1,056	1,052	2,108		1,012	1,098	2,110	(0.1)
Other	2,056	2,253	4,309		2,016	2,219	4,235	1.7
Maintenance, materials and repairs	1,222	705	1,927		1,158	717	1,875	2.8
Other rent and landing fees	1,117	582	1,699		1,083	519	1,602	6.1
Aircraft rent	743	593	1,336		553	643	1,196	11.7
Selling expenses	1,128	480	1,608		1,058	463	1,521	5.6
Depreciation and amortization	830	302	1,132		845	257	1,102	2.8
Special items, net	282	415	697		386	34	420	66.1
Other	2,898	1,130	4,028		2,674	1,074	3,748	7.5

Total operating expenses	24,236	13,604	37,840		24,707	12,915	37,622	0.6

Operating income	1,576	1,003	2,579		148	850	998	nm

Nonoperating income (expense):
Interest income	20	2	22		26	2	28	(19.5)
Interest expense, net	(836)	(348)	(1,184)		(632)	(343)	(975)	21.4
Other, net	(89)	(26)	(102	)(E)	221	128	349	nm

Total nonoperating expense, net	(905)	(372)	(1,264)		(385)	(213)	(598)	nm

Income (loss) before reorganization items, net	671	631	1,315		(237)	637	400	nm
Reorganization items, net	(2,655)	—	(2,655)		(2,208)	—	(2,208)	20.2

Income (loss) before income taxes	(1,984)	631	(1,340)		(2,445)	637	(1,808)	(25.9)

Income tax provision (benefit)	(346)	239	(107)		(569)	—	(569)	(81.2)

Net income (loss)	$(1,638)	$392	$(1,233)		$(1,876)	$637	$(1,239)	(0.5)

Note: Percent change may not recalculate due to rounding.

(A) American Airlines Group Inc. (formerly AMR Corporation) is a holding company and its principal, wholly owned subsidiaries are American Airlines, Inc. (“American”) and, effective December 9, 2013, US Airways Group, Inc. (“US Airways Group”). US Airways Group became a subsidiary of AMR Corporation (“AMR”) as a result of a merger transaction. Also in connection with the merger, AMR changed its name to American Airlines Group Inc. (“AAG” or the “Company”). Under GAAP, AAG does not include in its financial results the results of US Airways Group prior to closing of the merger. This impacts the comparability of AAG’s financial statements under GAAP for 2013 and 2012. This table presents the annual results on a “combined basis.” Combined basis means the Company combines the financial results of AAG on a stand alone basis excluding the results of US Airways Group for the period from December 9, 2013 to December 31, 2013, with the results of US Airways Group after combining successor and predecessor amounts. Management believes this presentation provides a more meaningful year over year comparison. Please see GAAP to non-GAAP reconciliations.

(B) US Airways Group applied acquisition accounting as of December 9, 2013 and its statements of operations for the period from December 9 through December 31, 2013 reflect the related adjustments. As a result, in accordance with GAAP, US Airways Group’s consolidated financial statements after December 9, 2013 are deemed not comparable to its financial statements for any period prior to the merger. However, to provide a basis for comparison to prior year results, US Airways Group has combined the results for predecessor and successor 2013 periods. Management believes this presentation provides a more meaningful year over year comparison.

(C) Certain prior period amounts have been reclassified between various financial statement line items to conform to the new AAG financial statement presentation. These reclassifications do not impact the historic net income.

For American Airlines Group, these reclassifications are comprised principally of the following items:

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating income (expense), net and operating expenses to conform the presentation of foreign currency gains and losses.

For US Airways Group, these historic financial statements do not reflect the impact of acquisition accounting, which US Airways Group will apply prospectively to its financial statements as of December 9, 2013, and the reclassifications are comprised principally of the following items:

•	Reclassifications between other operating expenses and operating revenues to conform the presentation of frequent flyer revenues.

•	Reclassifications between various operating expense line items to conform the presentation of regional airline expenses.

•	Reclassifications between other nonoperating expense, net and operating expenses to conform the presentation.

(D) Percent change is a comparison of the combined results.

(E) Combined results exclude $13 million of US Airways Group nonoperating other, net expense which is eliminated in consolidation with AAG. This expense represents a non-cash mark to market fair value adjustment for US Airways Group’s 7.25% convertible senior notes that are convertible into shares of AAG common stock subsequent to the merger.

American Airlines Group, Inc.

Combined Operating Statistics

(Unaudited)

	3 Months Ended December 31, 2013			3 Months Ended December 31, 2012			Change
	American	US Airways	Combined	American	US Airways	Combined	American		US Airways		Combined
Mainline
Revenue passenger miles (millions)	31,345	15,544	46,889	30,558	14,871	45,429	2.6%		4.5%		3.2%
Available seat miles (ASM) (millions)	38,302	18,707	57,009	37,466	17,546	55,012	2.2%		6.6%		3.6%
Passenger load factor (percent)	81.8	83.1	82.2	81.6	84.8	82.6	0.2	pts	(1.7	)pts	(0.4	)pts
Yield (cents)	15.44	14.94	15.27	14.53	13.99	14.35	6.2%		6.8%		6.4%
Passenger revenue per ASM (cents)	12.63	12.41	12.56	11.85	11.85	11.85	6.6%		4.7%		6.0%

Passenger enplanements (thousands)	21,274	13,965	35,239	21,072	13,350	34,422	1.0%		4.6%		2.4%
Departures (thousands)	168	113	281	164	108	272	2.2%		4.4%		3.1%
Aircraft at end of period	622	343	965	614	340	954	1.3%		0.9%		1.2%

Block hours (thousands)	544	302	846	534	287	821	1.9%		5.0%		3.0%
Average stage length (miles)	1,316	988	1,184	1,307	986	1,179	0.7%		0.2%		0.4%
Fuel consumption (gallons in millions)	606	276	882	595	260	855	1.9%		6.1%		3.2%
Average aircraft fuel price including related taxes (dollars per gallon)	3.08	3.02	3.06	3.22	3.19	3.21	(4.4)%		(5.4)%		(4.7)%
Full-time equivalent employees at end of period	59,400	32,129	91,529	62,400	31,236	93,636	(4.8)%		2.9%		(2.3)%

Operating cost per ASM (cents)	14.01	14.51	14.17	13.80	13.18	13.60	1.5%		10.1%		4.2%
Operating cost per ASM excluding special items (cents)	13.53	12.84	13.30	13.65	13.13	13.48	(0.8)%		(2.2)%		(1.3)%
Operating cost per ASM excluding special items and fuel (cents)	8.66	8.38	8.57	8.54	8.40	8.49	1.4%		(0.2)%		0.9%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.61	8.23	8.49	8.54	8.36	8.48	0.8%		(1.6)%		—%

Regional*
Revenue passenger miles (millions)	2,660	2,707	5,367	2,511	2,770	5,281	6.0%		(2.3)%		1.6%
Available seat miles (millions)	3,471	3,477	6,948	3,347	3,492	6,839	3.7%		(0.4)%		1.6%
Passenger load factor (percent)	76.6	77.8	77.2	75.0	79.3	77.2	1.6	pts	(1.5	)pts	—	pts
Yield (cents)	27.44	30.75	29.11	28.12	29.17	28.68	(2.4)%		5.4%		1.5%
Passenger revenue per ASM (cents)	21.03	23.94	22.48	21.10	23.14	22.14	(0.3)%		3.4%		1.6%

Passenger enplanements (thousands)	5,497	6,974	12,471	5,295	7,103	12,398	3.8%		(1.8)%		0.6%
Aircraft at end of period	280	278	558	254	282	536	10.2%		(1.4)%		4.1%
Fuel consumption (gallons in millions)	85	85	170	78	84	162	9.2%		1.0%		5.0%
Average aircraft fuel price including related taxes (dollars per gallon)	3.08	3.01	3.04	3.21	3.19	3.20	(4.1)%		(5.6)%		(4.9)%

Operating cost per ASM (cents)	22.40	24.09	23.24	22.68	23.35	23.02	(1.2)%		3.1%		1.0%
Operating cost per ASM excluding special items (cents)	22.25	24.09	23.17	22.68	23.35	23.02	(1.9)%		3.1%		0.6%
Operating cost per ASM excluding special items and fuel (cents)	14.73	16.74	15.73	15.23	15.68	15.46	(3.3)%		6.8%		1.8%

Total Mainline & Regional
Revenue passenger miles (millions)	34,005	18,251	52,256	33,069	17,641	50,710	2.8%		3.5%		3.0%
Available seat miles (millions)	41,773	22,184	63,957	40,813	21,038	61,851	2.4%		5.4%		3.4%
Cargo ton miles (millions)	497	100	597	436	93	529	14.0%		7.8%		12.9%
Passenger load factor (percent)	81.4	82.3	81.7	81.0	83.9	82.0	0.4	pts	(1.6	)pts	(0.3	)pts
Yield (cents)	16.38	17.28	16.69	15.56	16.37	15.84	5.2%		5.6%		5.3%
Passenger revenue per ASM (cents)	13.33	14.22	13.64	12.61	13.73	12.99	5.7%		3.6%		5.0%
Total revenue per ASM (cents)	15.41	15.99	15.61	14.55	15.45	14.85	5.9%		3.5%		5.1%
Cargo yield per ton mile (cents)	37.48	41.03	38.07	39.35	44.08	40.18	(4.8)%		(6.9)%		(5.2)%

Passenger enplanements (thousands)	26,771	20,939	47,710	26,367	20,453	46,820	1.5%		2.4%		1.9%
Aircraft at end of period	902	621	1,523	868	622	1,490	3.9%		(0.2)%		2.2%
Fuel consumption (gallons in millions)	691	361	1,052	673	344	1,017	2.8%		4.8%		3.5%
Average aircraft fuel price including related taxes (dollars per gallon)	3.08	3.02	3.06	3.22	3.19	3.21	(4.4)%		(5.4)%		(4.7)%

Operating cost per ASM (cents)	14.71	16.01	15.16	14.53	14.87	14.64	1.2%		7.7%		3.5%
Operating cost per ASM excluding special items (cents)	14.26	14.60	14.37	14.39	14.82	14.54	(0.9)%		(1.5)%		(1.1)%
Operating cost per ASM excluding special items and fuel (cents)	9.17	9.69	9.35	9.09	9.60	9.26	0.9%		0.9%		0.9%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.12	9.56	9.27	9.09	9.57	9.25	0.4%		(0.1)%		0.2%

*	Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.

Note: Amounts may not recalculate due to rounding.

American Airlines Group, Inc.

Combined Operating Statistics

(Unaudited)

	12 Months Ended December 31, 2013			12 Months Ended December 31, 2012			Change
	American	US Airways	Combined	American	US Airways	Combined	American		US Airways		Combined
Mainline
Revenue passenger miles (millions)	128,413	65,613	194,026	126,406	62,435	188,841	1.6%		5.1%		2.7%
Available seat miles (ASM) (millions)	154,499	77,374	231,873	152,628	74,211	226,839	1.2%		4.3%		2.2%
Passenger load factor (percent)	83.1	84.8	83.7	82.8	84.1	83.2	0.3	pts	0.7	pts	0.5	pts
Yield (cents)	15.26	14.74	15.08	14.83	14.32	14.66	2.9%		2.9%		2.9%
Passenger revenue per ASM (cents)	12.68	12.50	12.62	12.28	12.05	12.20	3.3%		3.8%		3.4%

Passenger enplanements (thousands)	87,002	56,745	143,747	86,465	54,277	140,742	0.6%		4.5%		2.1%
Departures (thousands)	681	457	1,138	664	449	1,113	2.7%		1.8%		2.3%
Aircraft at end of period	622	343	965	614	340	954	1.3%		0.9%		1.2%

Block hours (thousands)	2,207	1,246	3,453	2,141	1,209	3,350	3.1%		3.1%		3.1%
Average stage length (miles)	1,310	1,013	1,191	1,304	1,004	1,183	0.5%		0.9%		0.7%
Fuel consumption (gallons in millions)	2,464	1,144	3,608	2,410	1,102	3,512	2.3%		3.9%		2.8%

Average aircraft fuel price including related taxes (dollars per gallon)	3.10	3.04	3.08	3.20	3.17	3.19	(3.2)%		(4.0)%		(3.4)%
Full-time equivalent employees at end of period	59,550	32,129	91,679	64,550	31,236	95,786	(7.7)%		2.9%		(4.3)%

Operating cost per ASM (cents)	13.67	13.31	13.55	14.20	12.93	13.79	(3.7)%		2.9%		(1.7)%
Operating cost per ASM excluding special items (cents)	13.49	12.77	13.25	13.95	12.89	13.60	(3.3)%		(0.9)%		(2.6)%
Operating cost per ASM excluding special items and fuel (cents)	8.55	8.28	8.46	8.90	8.19	8.67	(3.9)%		1.1%		(2.4)%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.50	8.12	8.37	8.90	8.10	8.64	(4.5)%		0.1%		(3.1)%

Regional*
Revenue passenger miles (millions)	10,465	11,050	21,515	10,214	10,883	21,097	2.5%		1.5%		2.0%
Available seat miles (millions)	13,841	14,200	28,041	13,595	14,214	27,809	1.8%		(0.1)%		0.8%
Passenger load factor (percent)	75.6	77.8	76.7	75.1	76.6	75.9	0.5	pts	1.2	pts	0.8	pts
Yield (cents)	27.97	30.30	29.17	28.53	30.77	29.69	(1.9)%		(1.6)%		(1.7)%
Passenger revenue per ASM (cents)	21.15	23.57	22.38	21.43	23.56	22.52	(1.3)%		0.1%		(0.6)%

Passenger enplanements (thousands)	21,734	28,259	49,993	21,488	28,269	49,757	1.1%		—%		0.5%
Aircraft at end of period	280	278	558	254	282	536	10.2%		(1.4)%		4.1%
Fuel consumption (gallons in millions)	342	345	687	313	345	658	9.1%		0.2%		4.4%
Average aircraft fuel price including related taxes (dollars per gallon)	3.09	3.05	3.07	3.23	3.19	3.21	(4.4)%		(4.3)%		(4.3)%

Operating cost per ASM (cents)	22.48	23.27	22.88	22.27	23.34	22.81	1.0%		(0.3)%		0.3%
Operating cost per ASM excluding special items (cents)	22.42	23.36	22.90	22.26	23.31	22.80	0.7%		0.2%		0.4%
Operating cost per ASM excluding special items and fuel (cents)	14.80	15.95	15.38	14.82	15.59	15.21	(0.2)%		2.3%		1.1%

Total Mainline & Regional
Revenue passenger miles (millions)	138,878	76,663	215,541	136,620	73,318	209,938	1.7%		4.6%		2.7%
Available seat miles (millions)	168,340	91,574	259,914	166,223	88,425	254,648	1.3%		3.6%		2.1%
Cargo ton miles (millions)	1,828	370	2,198	1,761	344	2,105	3.8%		7.5%		4.4%
Passenger load factor (percent)	82.5	83.7	82.9	82.2	82.9	82.4	0.3	pts	0.8	pts	0.5	pts
Yield (cents)	16.22	16.98	16.49	15.85	16.76	16.17	2.3%		1.3%		2.0%
Passenger revenue per ASM (cents)	13.38	14.22	13.67	13.03	13.90	13.33	2.7%		2.3%		2.6%
Total revenue per ASM (cents)	15.33	15.95	15.55	14.95	15.57	15.17	2.5%		2.5%		2.5%
Cargo yield per ton mile (cents)	36.95	41.60	37.73	38.33	44.75	39.38	(3.6)%		(7.0)%		(4.2)%

Passenger enplanements (thousands)	108,736	85,004	193,740	107,953	82,546	190,499	0.7%		3.0%		1.7%
Aircraft at end of period	902	621	1,523	868	622	1,490	3.9%		(0.2)%		2.2%
Fuel consumption (gallons in millions)	2,806	1,489	4,295	2,723	1,447	4,170	3.1%		3.0%		3.0%
Average aircraft fuel price including related taxes (dollars per gallon)	3.09	3.04	3.08	3.20	3.17	3.19	(3.3)%		(4.1)%		(3.6)%

Operating cost per ASM (cents)	14.40	14.86	14.56	14.86	14.60	14.77	(3.1)%		1.7%		(1.5)%
Operating cost per ASM excluding special items (cents)	14.22	14.42	14.29	14.63	14.56	14.61	(2.8)%		(1.0)%		(2.2)%
Operating cost per ASM excluding special items and fuel (cents)	9.07	9.47	9.21	9.39	9.37	9.38	(3.4)%		1.0%		(1.9)%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.02	9.33	9.13	9.39	9.31	9.36	(4.0)%		0.3%		(2.5)%

*	Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.

Note: Amounts may not recalculate due to rounding.

American Airlines Group, Inc.

Combined Mainline Revenue Statistics by Regional Entity

(Unaudited)

	3 Months Ended December 31, 2013			3 Months Ended December 31, 2012			Change
	American	US Airways	Combined	American	US Airways	Combined	American		US Airways		Combined
Domestic
Revenue passenger miles (millions)	18,297	12,100	30,397	18,214	11,620	29,834	0.5%		4.1%		1.9%
Available seat miles (ASM) (millions)	22,074	14,253	36,327	22,006	13,416	35,422	0.3%		6.2%		2.6%
Passenger load factor (percent)	82.9	84.9	83.7	82.8	86.6	84.2	0.1	pts	(1.7	)pts	(0.5	)pts
Yield (cents)	15.00	15.37	15.15	14.27	14.18	14.24	5.1%		8.4%		6.4%
Passenger revenue per ASM (cents)	12.43	13.05	12.67	11.81	12.28	11.99	5.3%		6.2%		5.7%

Latin America
Revenue passenger miles (millions)	6,670	1,210	7,880	6,368	1,087	7,455	4.7%		11.3%		5.7%
Available seat miles (ASM) (millions)	8,425	1,534	9,959	8,156	1,352	9,508	3.3%		13.4%		4.7%
Passenger load factor (percent)	79.2	78.8	79.1	78.1	80.4	78.4	1.1	pts	(1.6	)pts	0.7	pts
Yield (cents)	18.50	15.37	18.02	16.99	15.25	16.73	8.9%		0.8%		7.7%
Passenger revenue per ASM (cents)	14.64	12.12	14.25	13.26	12.26	13.12	10.4%		(1.1)%		8.6%

Atlantic
Revenue passenger miles (millions)	4,515	2,234	6,749	4,138	2,164	6,302	9.1%		3.3%		7.1%
Available seat miles (ASM) (millions)	5,470	2,920	8,390	5,040	2,778	7,818	8.5%		5.1%		7.3%
Passenger load factor (percent)	82.5	76.5	80.4	82.1	77.9	80.6	0.4	pts	(1.4	)pts	(0.2	)pts
Yield (cents)	14.17	12.35	13.57	12.85	12.30	12.66	10.3%		0.4%		7.2%
Passenger revenue per ASM (cents)	11.69	9.45	10.91	10.55	9.58	10.20	10.8%		(1.3)%		6.9%

Pacific
Revenue passenger miles (millions)	1,863	—	1,863	1,837	—	1,837	1.4%		—%		1.4%
Available seat miles (ASM) (millions)	2,332	—	2,332	2,264	—	2,264	3.0%		—%		3.0%
Passenger load factor (percent)	79.9	—	79.9	81.1	—	81.1	(1.2	)pts	—	pts	(1.2	)pts
Yield (cents)	11.83	—	11.83	12.40	—	12.40	(4.5)%		—%		(4.5)%
Passenger revenue per ASM (cents)	9.45	—	9.45	10.06	—	10.06	(6.0)%		—%		(6.0)%

Total International
Revenue passenger miles (millions)	13,048	3,444	16,492	12,343	3,251	15,594	5.7%		5.9%		5.8%
Available seat miles (ASM) (millions)	16,227	4,454	20,681	15,460	4,130	19,590	5.0%		7.8%		5.6%
Passenger load factor (percent)	80.4	77.3	79.7	79.8	78.7	79.6	0.6	pts	(1.4	)pts	0.1	pts
Yield (cents)	16.05	13.41	15.50	14.92	13.28	14.58	7.6%		1.0%		6.3%
Passenger revenue per ASM (cents)	12.90	10.37	12.36	11.91	10.46	11.60	8.3%		(0.8)%		6.5%

	12 Months Ended December 31, 2013			12 Months Ended December 31, 2012			Change
	American	US Airways	Combined	American	US Airways	Combined	American		US Airways		Combined
Domestic
Revenue passenger miles (millions)	75,222	49,054	124,276	75,207	46,662	121,869	—%		5.1%		2.0%
Available seat miles (ASM) (millions)	89,268	56,956	146,224	89,853	54,508	144,361	(0.7)%		4.5%		1.3%
Passenger load factor (percent)	84.3	86.1	85.0	83.7	85.6	84.4	0.6	pts	0.5	pts	0.6	pts
Yield (cents)	14.91	15.00	14.94	14.56	14.58	14.57	2.4%		2.9%		2.6%
Passenger revenue per ASM (cents)	12.56	12.92	12.70	12.19	12.48	12.30	3.1%		3.5%		3.3%

Latin America
Revenue passenger miles (millions)	26,800	5,381	32,181	25,220	5,033	30,253	6.3%		6.9%		6.4%
Available seat miles (ASM) (millions)	33,546	6,535	40,081	31,365	6,099	37,464	7.0%		7.2%		7.0%
Passenger load factor (percent)	79.9	82.3	80.3	80.4	82.5	80.8	(0.5	)pts	(0.2	)pts	(0.5	)pts
Yield (cents)	17.69	15.14	17.26	17.24	15.11	16.89	2.6%		0.2%		2.2%
Passenger revenue per ASM (cents)	14.13	12.47	13.86	13.86	12.47	13.64	2.0%		(0.1)%		1.7%

Atlantic
Revenue passenger miles (millions)	18,507	11,178	29,685	18,453	10,741	29,194	0.3%		4.1%		1.7%
Available seat miles (ASM) (millions)	22,085	13,882	35,967	22,273	13,604	35,877	(0.8)%		2.0%		0.2%
Passenger load factor (percent)	83.8	80.5	82.5	82.8	79.0	81.4	1.0	pts	1.5	pts	1.1	pts
Yield (cents)	14.60	13.43	14.16	13.49	12.83	13.25	8.2%		4.6%		6.9%
Passenger revenue per ASM (cents)	12.23	10.81	11.68	11.17	10.13	10.78	9.5%		6.7%		8.4%

Pacific
Revenue passenger miles (millions)	7,883	—	7,883	7,526	—	7,526	4.7%		—%		4.7%
Available seat miles (ASM) (millions)	9,601	—	9,601	9,136	—	9,136	5.1%		—%		5.1%
Passenger load factor (percent)	82.1	—	82.1	82.4	—	82.4	(0.3	)pts	—	pts	(0.3	)pts
Yield (cents)	11.89	—	11.89	12.69	—	12.69	(6.3)%		—%		(6.3)%
Passenger revenue per ASM (cents)	9.77	—	9.77	10.45	—	10.45	(6.6)%		—%		(6.6)%

Total International
Revenue passenger miles (millions)	53,190	16,559	69,749	51,199	15,774	66,973	3.9%		5.0%		4.1%
Available seat miles (ASM) (millions)	65,232	20,417	85,649	62,774	19,703	82,477	3.9%		3.6%		3.8%
Passenger load factor (percent)	81.5	81.1	81.4	81.6	80.1	81.2	(0.1	)pts	1.0	pts	0.2	pts
Yield (cents)	15.76	13.98	15.33	15.22	13.56	14.83	3.5%		3.1%		3.4%
Passenger revenue per ASM (cents)	12.85	11.34	12.49	12.41	10.86	12.04	3.5%		4.5%		3.7%

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and express CASM excluding fuel is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and regional CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

American Airlines Group Inc.

	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Net Income (Loss) Excluding Special Items	(In millions)		(In millions)
Net income (loss) as reported	$(2,000)	$262	$(1,834)	$(1,876)
Special items:
Other revenue special item, net (1)	(31)	—	(31)	—
Special items, net (2)	461	58	559	386
Regional operating special items, net	5	—	8	1
Nonoperating special items, net (4)	20	(280)	211	(280)
Reorganization items, net (5)	2,220	441	2,655	2,208
Non-cash income tax benefit (6)	(324)	(569)	(324)	(569)

Net income (loss) as adjusted for special items	$351	$(88)	$1,244	$(130)

	3 Months Ended December 31,		12 Months Ended December 31,
Reconciliation of Operating Income Excluding Special Items	2013	2012	2013	2012
Operating income as reported	$115	$7	$1,399	$148

Special items:
Other revenue special item, net (1)	(31)	—	(31)	—
Special items, net (2)	461	58	559	386
Regional operating special items, net	5	—	8	1

Operating income as adjusted for special items	$550	$65	$1,935	$535

American Airlines Group Inc. Stand Alone (7)

	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Net Income (Loss) Excluding Special Items	(In millions)		(In millions)
Net income (loss) as reported	$(1,805)	$262	$(1,638)	$(1,876)
Special items:
Other revenue special item, net (1)	(31)	—	(31)	—
Special items, net (2)	184	58	282	386
Regional operating special items, net	5	—	8	1
Nonoperating special items, net (4)	20	(280)	211	(280)
Reorganization items, net (5)	2,220	441	2,655	2,208
Non-cash income tax benefit (6)	(324)	(569)	(324)	(569)

Net income (loss) as adjusted for special items	$269	$(88)	$1,163	$(130)

	3 Months Ended December 31,		12 Months Ended December 31,
Reconciliation of Operating Income Excluding Special Items	2013	2012	2013	2012
Operating income as reported	$292	$7	$1,576	$148

Special items:
Other revenue special item, net (1)	(31)	—	(31)	—
Special items, net (2)	184	58	282	386
Regional operating special items, net	5	—	8	1

Operating income as adjusted for special items	$450	$65	$1,835	$535

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. Stand Alone (7)

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing - Mainline only	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total operating expenses	$6,144	$5,930	$24,236	$24,707
Less regional expenses:
Fuel	(261)	(250)	(1,056)	(1,012)
Other	(516)	(509)	(2,056)	(2,016)

Total mainline operating expenses	5,367	5,171	21,124	21,679

Special items, net (2)	(184)	(58)	(282)	(386)

Mainline operating expenses, excluding special items	5,183	5,113	20,842	21,293

Aircraft fuel and related taxes	(1,864)	(1,913)	(7,628)	(7,705)

Mainline operating expenses, excluding special items and fuel	3,319	3,200	13,214	13,588

Profit sharing	(20)	—	(85)	—

Mainline operating expenses, excluding special items, fuel and profit sharing	$3,299	$3,200	$13,129	$13,588

(In cents)
Mainline operating expenses per ASM	$14.01	$13.80	$13.67	$14.20

Special items, net per ASM (2)	(0.48)	(0.16)	(0.18)	(0.25)

Mainline operating expenses per ASM, excluding special items	13.53	13.65	13.49	13.95

Aircraft fuel and related taxes per ASM	(4.87)	(5.11)	(4.94)	(5.05)

Mainline operating expenses per ASM, excluding special items and fuel	8.66	8.54	8.55	8.90

Profit sharing per ASM	(0.05)	—	(0.05)	—

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.61	$8.54	$8.50	$8.90

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Regional only	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total regional operating expenses	$777	$759	$3,112	$3,028
Regional operating special items, net	(5)	—	(8)	(1)

Regional operating expenses, excluding special items	772	759	3,104	3,027

Aircraft fuel and related taxes	(261)	(250)	(1,056)	(1,012)

Regional operating expenses, excluding special items and fuel	$511	$509	$2,048	$2,015

(In cents)
Regional operating expenses per ASM	$22.40	$22.68	$22.48	$22.27

Regional operating special items, net per ASM (3)	(0.15)	—	(0.06)	(0.01)

Regional operating expenses per ASM, excluding special items	22.25	22.68	22.42	22.26

Aircraft fuel and related taxes per ASM	(7.53)	(7.46)	(7.63)	(7.44)

Regional operating expenses per ASM, excluding special items and fuel	$14.73	$15.23	$14.80	$14.82

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. Stand Alone (7)

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing - Total Mainline and Regional	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total operating expenses	$6,144	$5,930	$24,236	$24,707

Special items:
Special items, net (2)	(184)	(58)	(282)	(386)
Regional operating special items, net	(5)	—	(8)	(1)

Total operating expenses, excluding special items	5,955	5,872	23,946	24,320

Fuel:
Aircraft fuel and related taxes - mainline	(1,864)	(1,913)	(7,628)	(7,705)
Aircraft fuel and related taxes - regional	(261)	(250)	(1,056)	(1,012)

Total operating expenses, excluding special items and fuel	3,830	3,709	15,262	15,603

Profit sharing	(20)	—	(85)	—

Total operating expenses, excluding special items, fuel and profit sharing	$3,810	$3,709	$15,177	$15,603

(In cents)
Total operating expenses per ASM	$14.71	$14.53	$14.40	$14.86

Special items per ASM:
Special items, net (2)	(0.44)	(0.14)	(0.17)	(0.23)
Regional operating special items, net	(0.01)	—	—	—

Total operating expenses per ASM, excluding special items	14.26	14.39	14.22	14.63

Fuel per ASM:
Aircraft fuel and related taxes - mainline	(4.46)	(4.69)	(4.53)	(4.64)
Aircraft fuel and related taxes - regional	(0.63)	(0.61)	(0.63)	(0.61)

Total operating expenses per ASM, excluding special items and fuel	9.17	9.09	9.07	9.39

Profit sharing per ASM	(0.05)	—	(0.05)	—

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.12	$9.09	$9.02	$9.39

Note: Amounts may not recalculate due to rounding.
US Airways Group, Inc. (8)

	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Net Income Excluding Special Items	(In millions)		(In millions)
Net income (loss) as reported	$(155)	$37	$392	$637
Special items:
Special items, net (2)	313	9	415	34
Regional operating special items, net (3)	—	—	(12)	3
Nonoperating special items, net (4)	14	—	20	(137)
Net tax effect of special items	(5)	—	(29)	—

Net income as adjusted for special items	$167	$46	$786	$537

	3 Months Ended December 31,		12 Months Ended December 31,
Reconciliation of Operating Income Excluding Special Items	2013	2012	2013	2012
Operating income (loss) as reported	$(4)	$123	$1,003	$850

Special items:
Special items, net (2)	313	9	415	34
Regional operating special items, net (3)	—	—	(12)	3

Operating income as adjusted for special items	$309	$132	$1,406	$887

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (8)

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing - Mainline only	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total operating expenses	$3,551	$3,128	$13,604	$12,915
Less regional expenses:
Fuel	(256)	(268)	(1,052)	(1,098)
Other	(582)	(547)	(2,253)	(2,219)

Total mainline operating expenses	2,713	2,313	10,299	9,598

Special items, net (2)	(313)	(9)	(415)	(34)

Mainline operating expenses, excluding special items	2,400	2,304	9,884	9,564

Aircraft fuel and related taxes	(833)	(830)	(3,481)	(3,489)

Mainline operating expenses, excluding special items and fuel	1,567	1,474	6,403	6,075

Profit sharing	(29)	(6)	(124)	(61)

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,538	$1,468	$6,279	$6,014

(In cents)
Mainline operating expenses per ASM	$14.51	$13.18	$13.31	$12.93

Special items, net per ASM (2)	(1.67)	(0.05)	(0.54)	(0.05)

Mainline operating expenses per ASM, excluding special items	12.84	13.13	12.77	12.89

Aircraft fuel and related taxes per ASM	(4.45)	(4.73)	(4.50)	(4.70)

Mainline operating expenses per ASM, excluding special items and fuel	8.38	8.40	8.28	8.19

Profit sharing per ASM	(0.16)	(0.04)	(0.16)	(0.08)

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.23	$8.36	$8.12	$8.10

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Regional only	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total regional operating expenses	$838	$815	$3,305	$3,317

Regional operating special items, net (3)	—	—	12	(3)

Regional operating expenses, excluding special items	838	815	3,317	3,314

Aircraft fuel and related taxes	(256)	(268)	(1,052)	(1,098)

Regional operating expenses, excluding special items and fuel	$582	$547	$2,265	$2,216

(In cents)
Regional operating expenses per ASM	$24.09	$23.35	$23.27	$23.34

Regional operating special items, net per ASM (3)	—	—	0.09	(0.02)

Regional operating expenses per ASM, excluding special items	24.09	23.35	23.36	23.31

Aircraft fuel and related taxes per ASM	(7.35)	(7.68)	(7.41)	(7.72)

Regional operating expenses per ASM, excluding special items and fuel	$16.74	$15.68	$15.95	$15.59

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (8)

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing—Total Mainline and Regional	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total operating expenses	$3,551	$3,128	$13,604	$12,915

Special items:
Special items, net (2)	(313)	(9)	(415)	(34)
Regional operating special items, net (3)	—	—	12	(3)

Total operating expenses, excluding special items	3,238	3,119	13,201	12,878

Fuel:
Aircraft fuel and related taxes—mainline	(833)	(830)	(3,481)	(3,489)
Aircraft fuel and related taxes—regional	(256)	(268)	(1,052)	(1,098)

Total operating expenses, excluding special items and fuel	2,149	2,021	8,668	8,291

Profit sharing	(29)	(6)	(124)	(61)

Total operating expenses, excluding special items, fuel and profit sharing	$2,120	$2,015	$8,544	$8,230

(In cents)
Total operating expenses per ASM	$16.01	$14.87	$14.86	$14.60

Special items per ASM:
Special items, net (2)	(1.41)	(0.04)	(0.45)	(0.04)
Regional operating special items, net (3)	—	—	0.01	—

Total operating expenses per ASM, excluding special items	14.60	14.82	14.42	14.56

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(3.75)	(3.95)	(3.80)	(3.95)
Aircraft fuel and related taxes—regional	(1.15)	(1.27)	(1.15)	(1.24)

Total operating expenses per ASM, excluding special items and fuel	9.69	9.60	9.47	9.37

Profit sharing per ASM	(0.13)	(0.03)	(0.14)	(0.07)

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.56	$9.57	$9.33	$9.31

Note: Amounts may not recalculate due to rounding.
American Airlines Group Inc. Combined (9)

	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of Net Income Excluding Special Items	(In millions, except per share amounts)		(In millions)
Net income (loss) as reported	$(1,947)	$299	$(1,233)	$(1,239)
Special items:
Other revenue special item, net (1)	(31)	—	(31)	—
Special items, net (2)	497	67	697	420
Regional operating special items, net	5	—	(4)	4
Nonoperating special items, net (4)	21	(280)	218	(417)
Reorganization items, net (5)	2,220	441	2,655	2,208
Non-cash income tax benefit (6)	(324)	(569)	(324)	(569)
Net tax effect of special items	(5)	—	(29)	—

Net income (loss) as adjusted for special items	$436	$(42)	$1,949	$407

Reconciliation of Diluted Earnings Per Share as Adjusted for
Special Items and Diluted Shares Outstanding Assuming Shares &
Equity Awards Pursuant to the Plan were Outstanding from
October 1, 2013 through December 31, 2013

				3 Months Ended December 31, 2013
GAAP weighted average diluted shares outstanding (10)				231
Additional shares outstanding for full quarter (11)				506
Shares withheld in satisfaction of employee tax obligations (12)				(13)
Dilutive effect of equity awards for full quarter (13)				13
Assumed conversion of 7.25% notes				5

Adjusted weighted average diluted shares outstanding				742

Net income as adjusted for special items				$436

Adjusted weighted average diluted shares outstanding				742

Diluted earnings per share as adjusted for special items and diluted shares outstanding assuming shares & equity awards pursuant to the Plan were outstanding from October 1, 2013 through December 31, 2013				$0.59

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. Combined (9)

	3 Months Ended December 31,		12 Months Ended December 31,
Reconciliation of Operating Income Excluding Special Items	2013	2012	2013	2012
Operating income as reported	$288	$130	$2,579	$998

Special items:
Other revenue special item, net (1)	(31)	—	(31)	—
Special items, net (2)	497	67	697	420
Regional operating special items, net	5	—	(4)	4

Operating income as adjusted for special items	$759	$197	$3,241	$1,422

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing - Mainline only	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total operating expenses	$9,695	$9,058	$37,840	$37,622
Less regional expenses:
Fuel	(517)	(518)	(2,108)	(2,110)
Other	(1,098)	(1,056)	(4,309)	(4,235)

Total mainline operating expenses	8,080	7,484	31,423	31,277

Special items, net (2)	(497)	(67)	(697)	(420)

Mainline operating expenses, excluding special items	7,583	7,417	30,726	30,857

Aircraft fuel and related taxes	(2,697)	(2,743)	(11,109)	(11,194)

Mainline operating expenses, excluding special items and fuel	4,886	4,674	19,617	19,663

Profit sharing	(49)	(6)	(209)	(61)

Mainline operating expenses, excluding special items, fuel and profit sharing	$4,837	$4,668	$19,408	$19,602

(In cents)
Mainline operating expenses per ASM	$14.17	$13.60	$13.55	$13.79

Special items, net per ASM (2)	(0.87)	(0.12)	(0.30)	(0.19)

Mainline operating expenses per ASM, excluding special items	13.30	13.48	13.25	13.60

Aircraft fuel and related taxes per ASM	(4.73)	(4.99)	(4.79)	(4.93)

Mainline operating expenses per ASM, excluding special items and fuel	8.57	8.49	8.46	8.67

Profit sharing per ASM	(0.09)	(0.01)	(0.09)	(0.03)

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.49	$8.48	$8.37	$8.64

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel - Regional only	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total regional operating expenses	$1,615	$1,574	$6,417	$6,345

Regional operating special items, net	(5)	—	4	(4)

Regional operating expenses, excluding special items	1,610	1,574	6,421	6,341

Aircraft fuel and related taxes	(517)	(518)	(2,108)	(2,110)

Regional operating expenses, excluding special items and fuel	$1,093	$1,056	$4,313	$4,231

(In cents)
Regional operating expenses per ASM	$23.24	$23.02	$22.88	$22.81

Regional operating special items, net per ASM	(0.07)	—	0.02	(0.02)

Regional operating expenses per ASM, excluding special items	23.17	23.02	22.90	22.80

Aircraft fuel and related taxes per ASM	(7.44)	(7.57)	(7.52)	(7.59)

Regional operating expenses per ASM, excluding special items and fuel	$15.73	$15.46	$15.38	$15.21

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. Combined (9)

Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel and Profit Sharing - Total Mainline and Regional	3 Months Ended December 31,		12 Months Ended December 31,
	2013	2012	2013	2012
Total operating expenses	$9,695	$9,058	$37,840	$37,622

Special items:
Special items, net (2)	(497)	(67)	(697)	(420)
Regional operating special items, net	(5)	—	4	(4)

Total operating expenses, excluding special items	9,193	8,991	37,147	37,198

Fuel:
Aircraft fuel and related taxes—mainline	(2,697)	(2,743)	(11,109)	(11,194)
Aircraft fuel and related taxes—regional	(517)	(518)	(2,108)	(2,110)

Total operating expenses, excluding special items and fuel	5,979	5,730	23,930	23,894

Profit sharing	(49)	(6)	(209)	(61)

Total operating expenses, excluding special items, fuel and profit sharing	$5,930	$5,724	$23,721	$23,833

(In cents)
Total operating expenses per ASM	$15.16	$14.64	$14.56	$14.77

Special items per ASM:
Special items, net (2)	(0.78)	(0.11)	(0.27)	(0.16)
Regional operating special items, net	(0.01)	—	—	—

Total operating expenses per ASM, excluding special items	14.37	14.54	14.29	14.61

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(4.22)	(4.43)	(4.27)	(4.40)
Aircraft fuel and related taxes—regional	(0.81)	(0.84)	(0.81)	(0.83)

Total operating expenses per ASM, excluding special items and fuel	9.35	9.26	9.21	9.38

Profit sharing per ASM	(0.08)	(0.01)	(0.08)	(0.02)

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.27	$9.25	$9.13	$9.36

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1)	The 2013 fourth quarter and twelve month periods included a credit to revenue related to a change in accounting method resulting from the modification of AAG’s AAdvantage miles agreement with Citibank.

(2)	American Airlines Group Inc.

The 2013 fourth quarter and twelve month periods consisted of the net special charges and gain discussed below for American Airlines Group Inc. Standalone as well as additional special charges for US Airways Group, Inc. (“US Airways Group”) for the 23 day post-merger period. The additional US Airways Group net special charges consisted primarily of $192 million related to its pilot memorandum of understanding that became effective upon merger close, $72 million for merger related professional fees and fees to exit the Star Alliance and its codeshare agreement with United Airlines and $13 million for severance and special merger equity awards.

The 2012 fourth quarter and twelve month periods included the special charges discussed below for American Airlines Group Inc. Standalone.

American Airlines Group Inc. Standalone:

The 2013 fourth quarter net special charges consisted primarily of a $107 million charge related to the Company’s pilot long-term disability obligation, $57 million in severance and professional fees, $54 million related to employee awards granted in connection with the merger and a $33 million impairment charge associated with certain Boeing 757 aircraft held for sale. These charges were offset in part by a $67 million gain on the sale of slots at LaGuardia Airport as a result of the settlement reached with the Department of Justice. The 2013 twelve month period consisted of the charges and gain discussed above as well as an additional $55 million in merger related expenses and a $43 million charge for workers’ compensation claims.

The 2012 fourth quarter and twelve month periods consisted primarily of personnel related restructuring costs.

US Airways Group:

The 2013 fourth quarter net special charges consisted primarily of $192 million related to the pilot memorandum of understanding that became effective upon merger close, $108 million for merger related professional fees and fees to exit the Star Alliance and its codeshare agreement with United Airlines and $13 million for severance and special merger equity awards. The 2013 twelve month period consisted of the charges discussed above as well as an additional $102 million primarily due to merger related professional fees.

The 2012 fourth quarter and twelve month periods consisted primarily of merger related costs and auction rate securities arbitration costs.

(3)	The 2013 twelve month period consisted primarily of a credit due to a favorable arbitration ruling related to a vendor contract.

(4)	American Airlines Group Inc. and American Airlines Group Inc. Standalone:

The 2013 fourth quarter consisted of interest charges of $20 million to recognize post-petition interest expense on unsecured obligations pursuant to the Company’s Fourth Amended Joint Chapter 11 Plan of Reorganization (the “Plan”). The 2013 twelve month period consisted of interest charges of $138 million to recognize post-petition interest expense on unsecured obligations pursuant to the Plan, a $54 million charge included in other nonoperating expense, net related to the premium on tender for existing EETC financings and the write-off of debt issuance costs and $19 million in charges included in interest expense, net related to the repayment of existing EETC financings.

The 2012 fourth quarter and twelve month periods consisted of a benefit resulting from a settlement of a commercial dispute.

US Airways Group:

The 2013 fourth quarter consisted of a $13 million non-cash mark to market fair value adjustment for 7.25% convertible senior notes that are convertible into shares of AAG common stock subsequent to the merger. The 2013 twelve month period consisted of $37 million in charges primarily related to non-cash write offs of debt discount and debt issuance costs in connection with conversions of 7.25% convertible senior notes and repayment of the former Citicorp North America term loan and the $13 million non-cash mark to market fair value adjustment discussed above. These charges were offset in part by a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities.

The 2012 twelve month period consisted primarily of a $142 million gain related to the slot transaction with Delta, offset in part by $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(5)	The Company recognized reorganization expenses as a result from the filing of voluntary petitions for reorganization under Chapter 11 by certain of its direct and indirect U.S. subsidiaries on November 29, 2011. The 2013 fourth quarter and twelve month periods consisted primarily of a $1.7 billion deemed claim to employees pursuant to the Plan as well as professional fees and estimated allowed claim amounts.

The 2012 fourth quarter consisted primarily of estimated claims associated with restructuring the financing arrangements for certain debt, aircraft leases, as well as professional fees. The 2012 twelve month period consisted primarily of estimated claims associated with restructuring the financing arrangements for certain debt, aircraft leases, and rejecting certain special facility revenue bonds, as well as professional fees.

(6)	The 2013 fourth quarter and twelve month periods consisted of a $538 million non-cash income tax benefit resulting from gains recorded in Other Comprehensive Income, which was offset in part by a $214 million non-cash charge related to deferred tax liabilities on indefinite lived assets. The 2012 fourth quarter and twelve month period consisted of a $569 million non-cash income tax benefit resulting from gains recorded in Other Comprehensive Income.

(7)	As noted on the American Airlines Group Standalone non-GAAP income statement, these tables present the American Airlines Group fourth quarter and full year 2013 and 2012 results on a stand alone basis excluding only the results of US Airways Group for the period from December 9, 2013 to December 31, 2013. Management believes this presentation provides a more meaningful comparison of fourth quarter and full year results.

(8)	As noted on the US Airways Group non-GAAP income statement, US Airways Group applied acquisition accounting as of December 9, 2013 and its statements of operations for the period from December 9 through December 31, 2013 reflect related adjustments. As a result, in accordance with GAAP, US Airways Group’s consolidated financial statements after December 9, 2013 are deemed not comparable to its financial statements for any period prior to the merger. Accordingly, US Airways Group has combined the results for the predecessor and successor 2013 periods for purposes of these tables as management believes this presentation provides a more meaningful comparison to prior periods.

(9)	As noted on the American Airlines Group Combined non-GAAP income statement, these tables present the fourth quarter and full year 2013 and 2012 results on a “combined basis.” Combined basis means the Company combines the financial results of American Airlines Group on a stand alone basis excluding the results of US Airways Group for the period from December 9, 2013 to December 31, 2013, with the results of US Airways Group after combining successor and predecessor amounts. Management believes this presentation provides a more meaningful quarter over quarter comparison.

(10)	The 2013 fourth quarter GAAP weighted average diluted shares outstanding for American Airlines Group Inc. includes the weighted effect of shares outstanding for both the pre and post merger periods. The shares outstanding for the 69 day pre-merger period (October 1, 2013 through December 8, 2013) consist only of the AMR common stock formerly traded under the symbol: “AAMRQ”. In accordance with GAAP, these former AAMRQ shares have been adjusted to retrospectively reflect the two initial distributions made to date pursuant to the Company’s Plan, whereby holders of AAMRQ received on December 9, 2013 (the “effective date”) an initial distribution of approximately 0.0665 shares of the Company’s common stock (“AAL”), and on January 9, 2013, an additional distribution of approximately 0.1319 shares of AAL, for a total of 0.1984 shares of new AAL for each share of AAMRQ previously owned. The shares outstanding for the 23 day post-merger period (December 9, 2013 through December 31, 2013) include the full amount of shares to be issued pursuant to the Plan over the 120 day distribution period.

(11)	Represents the additional shares that would have been included in the weighted average shares outstanding assuming the shares to be issued pursuant to the Plan over the 120 day distribution period were outstanding from October 1, 2013 through December 31, 2013.

(12)	Represents the shares withheld by the Company during the 2013 fourth quarter in satisfaction of employee tax obligations in connection with the initial distribution of shares on the effective date pursuant to the Plan.

(13)	Represents the dilutive effect of all outstanding employee equity awards using the treasury stock method and an assumed stock price of $30 per share. These shares assume that the awards issued on the effective date of the Plan had been issued and outstanding from October 1, 2013 through December 31, 2013 and that the legacy US Airways Group equity awards were also outstanding from October 1, 2013 through December 31, 2013.